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                                                                    Exhibit 23.2


                      Consent of Independent Accountants



We consent to the incorporation by reference in the registration statement of MECH Financial, Inc. on Form S-8 of our report dated January 20, 1998, on our audit of the consolidated financial statements of Mechanics Savings Bank and subsidiaries for the year ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
March 27, 2000